Exhibit 10.9(b)(vi)
PLEXUS CORP. 2008 LONG-TERM INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT
TO:
DATE:
As a non-employee member of the Board of Directors (the “Board”) of Plexus Corp. (the “Corporation”), you have been awarded under the Plexus Corp. 2008 Long-Term Incentive Plan, as amended (the “LTIP”), Restricted Stock Units (as defined in the LTIP) covering ______ shares of the Corporation’s common stock, $.01 par value (the “Award Shares”). Your Restricted Stock Unit Award is subject in all respects to the terms and conditions of the LTIP.
Your eligibility to receive the Award Shares is conditioned upon your continued service on the Board through __________, 20__ (the “Vesting Date”). Should you cease to be a member of the Board for any reason before the Vesting Date, your Restricted Stock Unit Award will be forfeited. Except as provided in the preceding sentence and in the next paragraph, the Award Shares will be transferred to you on the Vesting Date or as soon as practicable thereafter.
If you made a valid, timely election to defer receipt of the Award Shares, and you remain a member of the Board through the Vesting Date, then your deferral election and the terms of the Plexus Corp. Non-Employee Directors Deferred Compensation Plan will determine when the Award Shares are transferred to you (between the Vesting Date and the date of that transfer your award will be represented by Deferred Stock Units as defined in the LTIP).
As a reminder, applicable securities laws may restrict your ability to sell the shares you receive under this award. You must comply with the Corporation’s Insider Trading Restrictions and Policies, a copy of which is included with this letter. The Corporation’s counsel should be consulted on your ability to sell your shares under the 1934 Act.
As an additional reminder, the fair market value of the shares on the transfer date will be includible in your gross income (as ordinary income) and will be reported on IRS Form 1099.
Please indicate your agreement with these Award terms by signing and dating this Agreement in the space provided and returning a copy to me.
PLEXUS CORP.

By: Angelo M. Ninivaggi, Secretary
AGREED AND ACCEPTED
By:    __________________________
Date:    __________________________